CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                          Sutherland, Asbill & Brennan
                         1275 Pennsylvania Avenue, N.W.

                           Washington, D.C. 20004-2404

Tel: (202) 383-0100                                              Steven B. Boehm
Fax: (202) 637-3593                                 Direct Line:  (202) 383-0176



                                 April 14, 1997

College Retirement Equities Fund
730 Third Avenue
New York, New York  10017-3206

                  Re:  Registration of Individual, Group and Tax-
                       Deferred Variable Annuity Certificates
                       (REGISTRATION NOS. 33-480 AND 811-4415)

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 27 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                   By:/S/ STEVEN B. BOEHM
                                      -------------------------------------
                                      Steven B. Boehm